UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2014 (April 14, 2014)

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54689	27-1065431
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

Amendments to Advisory Agreement

On April 15, 2014, New York REIT, Inc. (the “Company”) amended and restated the Fifth Amended and Restated Advisory Agreement (as amended and restated, the “Sixth Amended and Restated Advisory Agreement”) by and among the Company, New York Recovery Operating Partnership, L.P. (the “Operating Partnership”) and New York Recovery Advisors, LLC (“Advisor”), which, among other things, provides that:

(i)          effective upon the Listing (as described below), the Asset Management Fee (as defined in the Sixth Amended and Restated Advisory Agreement) shall be reduced from 0.75% per annum of the Cost of Assets (as defined in the Sixth Amended and Restated Advisory Agreement) to (i) 0.50 % per annum of the Cost of Assets up to $3.0 billion and (ii) 0.40% of the Cost of Assets above $3.0 billion;

(ii)         effective upon the Listing, the Asset Management Fee shall be payable in the form of cash, OP Units, and shares of restricted common stock of the Company, or a combination thereof, at the Advisor’s election; and

(iii)        the Acquisition Fee and Financing Coordination Fee (both as defined in the Sixth Amended and Restated Advisory Agreement) will terminate 180 days after April 15, 2014 (the “Fee Termination Date”), except for Acquisition Fees with respect to properties under contract, letter of intent or under negotiation as of the Fee Termination Date.

The Company’s board of directors (the “Board”) previously approved the Sixth Amended and Restated Advisory Agreement on March 31, 2014, as disclosed in the Company’s Current Report on Form 8-K filed on April 1, 2014. The description of the Sixth Amended and Restated Advisory Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Sixth Amended and Restated Advisory Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership

Effective as of April 15, 2014, the Company, as general partner of its Operating Partnership, executed a Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Fourth Amended and Restated Limited Partnership Agreement”) with the limited partners party thereto to conform more closely with agreements of limited partnership of other operating partnerships controlled by real estate investment trusts whose securities are publicly traded and listed, and to add long term incentive plan units (“LTIP Units”) as a new class of units of limited partnership in the Operating Partnership to the existing common units (“OP Units”). Pursuant to the Fourth Amended and Restated Limited Partnership Agreement, the LTIP Units were created. The Company may at any time cause the Operating Partnership to issue LTIP Units to members of the Company’s senior management team. These LTIP Units will be earned and will vest on such terms as are determined by the Company’s Compensation Committee (the “Committee”). In general, LTIP Units are a special class of units entitled to receive profit distributions. Upon issuance and prior to being fully earned, holders of LTIP Units are entitled to receive per unit profit distributions equal to ten percent (10%) of per unit profit distributions on the outstanding OP Units. After LTIP Units are fully earned, a holder of LTIP Units first will be entitled to receive a catch-up of the other ninety percent (90%) of per unit profit distributions not previously distributed, and, subsequently, they will be entitled to receive the same per unit profit distributions as the other outstanding OP Units. However, as profits interests, LTIP Units initially will not have full parity, on a per unit basis, with the OP Units with respect to liquidating distributions, and a holder of LTIP Units would receive nothing if the Operating Partnership were liquidated immediately after the LTIP Unit is awarded. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with the OP Units and therefore accrete to an economic value for the holder equivalent to the OP Units. In order for LTIP Units to have full parity with the OP Units, the capital accounts of the holders of LTIP Units with respect to such LTIP Units would have to be equalized (on a per unit basis) with the capital accounts of the holders of the OP Units. This capital account equalization per unit would occur through special allocations of net increases in valuation (if any) of the Company’s assets upon the occurrence of certain revaluation events permitted under the Internal Revenue Code of 1986, as amended, and Treasury regulations, including: (i) the acquisition of an additional interest in the Operating Partnership by a new or existing partner in exchange for more than a de minimus capital contribution, (ii) the distribution by the Operating Partnership of more than a de minimus amount of property as consideration for an interest in the Operating Partnership, (iii) the liquidation of the Operating Partnership, (iv) the redemption or conversion of LTIP Units into OP Units or the Company’s common stock or (v) at such other times as the Company reasonably determines to be necessary or desirable to comply with Treasury regulations (including the issuance of new LTIP Units). LTIP Units cannot achieve immediate full parity with OP Units under any circumstances at the time of grant of such LTIP Units. Upon equalization of the capital accounts and full vesting of the LTIP Units, the LTIP Unit will be convertible into an OP Unit at any time.

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This summary of the material terms of the Fourth Amended and Restated Limited Partnership Agreement is qualified in its entirety by the Fourth Amended and Restated Limited Partnership Agreement attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contribution and Exchange Agreement

In connection with the Listing, the Advisor, as the holder of a class of common units of equity ownership of the Operating Partnership, referred to as “Class B Units,” has the right to make a capital contribution to the Operating Partnership in exchange for OP Units.  Pursuant to a Contribution and Exchange Agreement entered into between the Advisor and the Operating Partnership, dated April 15, 2014 (the “Contribution and Exchange Agreement”), the Advisor contributed $750,000 in cash to the Operating Partnership in exchange for 83,333 OP Units of the Operating Partnership.

This summary description of the material terms of the Contribution and Exchange Agreement is qualified in its entirety by the Contribution and Exchange Agreement attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

See also Items 2.03, 3.03 and 5.02 below, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Second Amended and Restated Credit Agreement

On April 14, 2014, the Company, through its Operating Partnership, entered into the secured second amended and restated credit agreement with Capital One, National Association and the other lenders party thereto (the “Amended Facility”). The Amended Facility allows for total borrowings of up to $705.0 million with a $305.0 million term loan component and a $400.0 million revolving loan component. The Amended Facility contains an “accordion feature” to allow the Company, under certain circumstances, to increase the aggregate loan borrowings to up to $1.0 billion of total borrowings. Availability of borrowings is based on a pool of eligible unencumbered real estate assets. The Amended Facility, among other things, (i) permits the issuance of a listing note (the “Note”) to New York Recovery Special Limited Partnership, LLC, an affiliate of the Advisor, following the Listing, (ii) modifies the distribution covenant to account for the suspension of the Company’s dividend reinvestment program (“DRIP”), (iii) permits the issuance of LTIP Units to the Advisor and (iv) permits the Company to make additional restricted payments, including in connection with the Company’s previously announced tender offer. The Company, certain of its subsidiaries and certain subsidiaries of its Operating Partnership have guaranteed or may guarantee the obligations under the Amended Facility.

Borrowings under the Amended Facility will bear interest at the rate of: (a) adjusted LIBOR with respect to Eurodollar rate loans plus a margin of 150 to 225 basis points, depending on our leverage ratio; or (b) with respect to base rate loans, a margin of 50 to 125 basis points, depending on our leverage ratio, plus the greatest of (i) the fluctuating annual rate of interest announced from time to time by Capital One, National Association as its ‘‘prime rate;’’ (ii) the federal funds rate plus 0.5%; and (iii) LIBOR plus a margin of 1.0%. The Amended Facility contains various covenants, including financial covenants with respect to consolidated leverage, net worth, fixed charge coverage, variable debt ratio, recourse debt to total asset value, secured debt to total asset value and the absence of any material adverse change.

The Amended Facility provides for monthly interest payments for each Base Rate loan and periodic payments for each LIBOR loan, based upon the applicable LIBOR loan period, with all principal outstanding being due on the maturity date. The Amended Facility may be prepaid at any time, in whole or in part, without premium or penalty. In the event of a default, the lenders have the right to terminate their obligations under the Amended Facility and to accelerate the payment on any unpaid principal amount of all outstanding loans. The Company, certain of its subsidiaries and certain subsidiaries of the Operating Partnership have guaranteed or may guarantee the obligations under the Amended Facility. The loans under the Amended Facility are secured by mortgages on certain real estate properties included in the borrowing base and pledges of equity interests in certain of the Operating Partnership’s subsidiaries.

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This summary of the material terms of the Amended Facility is qualified in its entirety by the Amended Facility attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

Amendment and Suspension of Distribution Reinvestment Plan

On March 31, 2014, as previously disclosed in the Company’s Current Report on Form 8-K filed on April 1, 2014, the Company entered into that certain First Amendment to Distribution Reinvestment Plan of American Realty Capital New York Recovery REIT, Inc. (the “DRIP Amendment”) to amend the Company’s DRIP to permit the Company to suspend the DRIP and suspended the DRIP. The description of the DRIP Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the DRIP Amendment attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Employee and Director Incentive Restricted Share Plan

On March 31, 2014, as previously disclosed in the Company’s Current Report on Form 8-K filed on April 1, 2014, the Company adopted that certain First Amendment to Employee and Director Incentive Restricted Share Plan of American Realty Capital New York Recovery REIT, Inc. (the “Incentive Plan Amendment”) to increase the number of shares of Company capital stock, par value $0.01 per share (the “Capital Stock”), available for awards thereunder from 5% of the Company’s outstanding shares of Capital Stock on a fully diluted basis at any time, not to exceed 7,500,000 shares of Capital Stock, to 10% of the Company’s outstanding shares of Capital Stock on a fully diluted basis at any time. The description of the Incentive Plan Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Incentive Plan Amendment attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Multi-Year Outperformance Plan Agreement

On April 15, 2014, the Company entered into a Multi-Year Outperformance Agreement (the “OPP”) with the Operating Partnership and the Advisor in connection with the listing of the Company’s common shares (the “Common Stock”) on the New York Stock Exchange (the “Listing”). The Board’s approval of the general terms of the OPP was previously disclosed in the Company’s Current Report on Form 8-K filed on April 1, 2014,

Under the OPP, the Advisor was issued 8,880,579 LTIP Units in the Operating Partnership with a maximum award value on the issuance date equal to 5% of the Company’s market capitalization on April 15, 2014 (the “Effective Date”) determined based on a price of $9.00 per share of Common Stock (the “OPP Cap”). The LTIP Units are structured as profits interest in the Operating Partnership. Advisor will be eligible to earn a number of LTIP Units with a value equal to a portion of the OPP Cap upon the first, second and third anniversaries of the Effective Date based on the Company’s achievement of certain levels of total return to its stockholders (“Total Return”), including both share price appreciation and common stock distributions, as measured against both an absolute hurdle and a peer group of companies, as set forth below, for the three-year performance period commencing on the Effective Date (the “Three-Year Period”); each 12-month period during the Three-Year Period (the “One-Year Periods”); and the initial 24-month period of the Three-Year Period (the “Two-Year Period”), as follows:

	Performance Period	Annual Period	Interim Period
Absolute Component: 4% of any excess Total Return attained above an absolute hurdle measured from the beginning of such period:	21%	7%	14%
Relative Component: 4% of any excess Total Return attained above the Total Return for the performance period of the Peer Group*, subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:
☐ 100% will be earned if cumulative Total Return achieved is at least:	18%	6%	12%
☐ 50% will be earned if cumulative Total Return achieved is:	0%	0%	0%
☐ 0% will be earned if cumulative Total Return achieved is less than:	0%	0%	0%
☐ a percentage from 50% to 100% calculated by linear interpolation will be earned if the cumulative Total Return achieved is between:	0% - 18%	0% - 6%	0%- 12%

*The “Peer Group” is comprised of the companies in the SNL US REIT Office Index.

The potential outperformance award is calculated at the end of each One-Year Period, the Two-Year Period and the Three-Year Period. The award earned for the Three-Year Period is based on the formula in the table above less any awards earned for the Two-Year Period and One-Year Periods, but not less than zero; the award earned for the Two-Year Period is based on the formula in the table above less any award earned for the first and second One-Year Period, but not less than zero. Any LTIP Units that are unearned at the end of the Performance Period will be forfeited.

Subject to the Advisor’s continued service through each vesting date, 1/3 of any earned LTIP units will vest on each of the third, fourth and fifth anniversaries of the Effective Date. Until such time as the LTIP Units are fully earned in accordance with the provisions of the OPP, the LTIP Units are entitled to distributions equal to 10% of the distributions made on the units of limited partnership interest in the Operating Partnership (‘‘OP Units’’). After the LTIP Units are fully earned, they are entitled to a catch-up distribution and then the same distributions as the OP Units. At the time the Advisor’s capital account with respect to the LTIP Units is economically equivalent to the average capital account balance of the OP Units and has been earned and has been vested for 30 days, the applicable LTIP Units will automatically convert into OP Units on a one-to-one basis.

The OPP provides for early calculation of LTIP Units earned and for the accelerated vesting of any earned LTIP Units in the event Advisor is terminated or in the event the Company incurs a change in control, in either case prior to the end of the Three-Year Period. The OPP also provides for accelerated vesting of earned LTIP Units in the event Advisor is terminated or in the event of a change in control of the Company on or following the end of the Three-Year Period.

This summary of the OPP is qualified in its entirety by the form of Multi-Year Outperformance Agreement attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendments to Bylaws

On April 15, 2014, the Board approved an amendment and restatement of the Company’s Bylaws (as amended and restated, the “Bylaws”). Prior to the listing of the Company’s common stock on the NYSE on April 15, 2014, the Company operated as a non-traded REIT subject to the NASAA Statement of Policy Regarding Real Estate Investment Trusts (the “NASAA REIT Guidelines”), as a result of which the original Bylaws contained numerous provisions that are not applicable to exchange-traded REITs and other companies, including the Company’s competitors. The original Bylaws were amended and restated effective as of the date of approval to, among other things:

•	Remove reference to the month of the annual meeting of stockholders.

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•	Establish procedures for stockholders to call a special meeting of stockholders. The procedures address issues relating to (a) an increase in the percentage of shares entitled to require a special meeting of stockholders from 10% (as required by the NASAA REIT Guidelines to a majority, (b) delivery and contents of the initial notices from stockholders requesting a special meeting, (c) the fixing of a record date for determining stockholders entitled to request a special meeting and stockholders entitled to notice of and to vote at the meeting, (d) responsibility for the costs of preparing and mailing notice of the meeting, (e) setting the time, date and place of special stockholders meetings, (f) revocation of requests for special stockholders meetings and (g) verifying the validity of a stockholder request for a special meeting.
•	(a) Clarify that notice of stockholders meetings may be given by electronic transmission, (b) provide for “householding” of notices, as permitted by the Maryland General Corporation Law (“MGCL”) and federal proxy rules, (c) provide that a minor irregularity in providing notice of a stockholders meeting will not affect the validity of the meeting and (d) clarify that the Company may postpone or cancel a stockholders meeting.
•	Provide that directors will be elected by a plurality of the votes cast.
•	More fully develop the advance notice provisions for stockholder nominations for directors and stockholder business proposals. The amendments (a) expand the information required to be disclosed by the stockholder making a proposal or nomination, including without limitation (i) the extent to which the stockholder proponent has entered into any hedging transaction or other arrangement with the effect or intent of mitigating or otherwise managing benefit, loss or risk of share price changes or increasing or decreasing the proponent’s voting power in the stock of the Company or any affiliate of the Company, and (ii) the proponent’s investment strategy or objective and any related disclosure document that the proponent has provided to its investors and other information as may be required by the Company and (b) require, as part of the existing verification process, that the stockholder, upon request, update information provided to the Company and notify the Company of any change in such information.
•	Clarify the method by which a director may resign from the Board.
•	Delete the NASAA REIT Guidelines requirement that independent directors nominate replacements for vacancies among the independent directors’ positions.
•	Delete the section providing for no director liability for losses which occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or stock have been deposited.
•	Delete the section providing that, unless required by law, no director is obligated to give any bond or surety for the performance of his or her duties.
•	Delete the NASAA REIT Guidelines requirement that all Board committees be comprised of a majority of independent directors. While NYSE rules require that the Company’s committees be comprised of independent directors in order for the Company to list its shares of common stock, the NYSE definition of independence is much less restrictive than the NASAA REIT Guidelines definition.
•	Clarify that the Board may designate the Chairman of the Board as an executive or non-executive chairman and that the Chairman of the Board shall not, solely by reason of the Bylaws, be an officer of the Company.
•	Clarify that a stockholder is not entitled to a stock certificate unless the Board determines that certificates will be issued.
•	Clarify that a stockholders meeting may be postponed without further notice to a date not more than 120 days after the record date originally fixed for the meeting.
•	Provide that, unless the Company consents in writing to an alternative forum, the state and federal courts in Baltimore, Maryland are the exclusive forum for certain litigation, including (a) derivative actions on behalf of the Company, (b) actions asserting claims of breach of any duty owed by any director, officer or employee of the Company, (c) actions asserting a claim against the Company or any director, officer or other employee arising under the MGCL, the Bylaws or the Company’s charter and (d) actions governed by the internal affairs doctrine.

This summary of the material changes to the Bylaws is qualified in its entirety by the Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 8.01.	Other Events

Subordinated Listing Distribution

In connection with the Listing, the Company, as the general partner of the Operating Partnership, was required, subject to the terms of the Fourth Amended and Restated Limited Partnership Agreement, to cause the Operating Partnership to redeem the special limited partner’s interest in the Operating Partnership by issuing a note equal to 15% of the amount, if any, by which (a) the average market value of the Company’s outstanding common stock for the period 180 days to 210 days after Listing, plus distributions paid by the Company prior to Listing, exceeds (b) the sum of the total amount of capital raised from stockholders during the Company’s prior offering and the amount of cash flow necessary to generate a 6% annual cumulative, non-compounded return to such stockholders. The note gives the special limited partner the right to receive distributions of net sales proceeds until the note is paid in full; provided that, the special limited partner has the right, but not the obligation to convert all, or a portion of the special limited partner interest into OP Units. OP Units are convertible into shares of our common stock in accordance with the terms governing conversion of OP Units into shares of common stock and contained in the OP Agreement.

This summary of the material terms of the form of Note is qualified in its entirety by the form of Note attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Press Releases

On April 15, 2014, the Company issued a press release announcing the Listing, the increase of the financing capacity of the Company’s credit facility and the scheduled appearance of Nicholas S. Schorsch, the Company’s Chairman and Chief Executive Officer, on Bloomberg Television. The Company also issued a press release on April 15, 2014 announcing the commencement of the Company’s tender offer. Copies of such press release are attached as Exhibit 99.2 and Exhibits 99.3, respectively, to this Current Report on Form 8-K.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of New York REIT, Inc. dated April 15, 2014
4.1	Fourth Amended and Restated Agreement of Limited Partnership of New York Recovery Operating Partnership, L.P. dated April 15, 2014
10.1	Sixth Amended and Restated Advisory Agreement by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and New York Recovery Advisors, LLC dated as of April 15, 2014
10.2

Second Amended and Restated Credit Agreement, dated as of April 14, 2014 by and among New York Recovery Operating Partnership, L.P., as borrower, New York REIT, Inc. as the REIT and guarantor, the lenders party thereto and Capital One, National Association, as administrative agent

10.3	First Amendment to the Distribution Reinvestment Plan of American Realty Capital New York Recovery REIT, Inc. dated as of March 31, 2014
10.4	First Amendment to Employee and Director Incentive Restricted Share Plan of American Realty Capital New York Recovery REIT, Inc. dated as of March 31, 2014
10.5	2014 Advisor Multi-Year Outperformance Agreement by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and New York Recovery Advisors, LLC made as of April 15, 2014
10.6	Contribution and Exchange Agreement dated as of April 15, 2014
99.1	Listing Note Agreement dated as of April 15, 2014
99.2	Press Release regarding Listing, credit facility increase and press appearance dated April 15, 2014
99.3	Press Release regarding tender offer commencement dated April 15, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK REIT, INC.

Date: April 15, 2014	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and
Chairman of the Board of Directors

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